UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13115 (Commission File Number)	36-4151656 (IRS Employer Identification No.)

Two North Riverside Plaza Suite 2100 Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code (312) 466-3300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Effective April 26, 2005, Equity Office Properties Trust and Samuel Zell, Chairman of the Board of Trustees, executed an amendment to the Trustee Compensation Agreement that Equity Office and Mr. Zell had previously entered into that was effective as of January 1, 2003. The amendment provides that the vesting restrictions for any Share Options Grant or Restricted Shares Grant (as such terms are defined in the Trustee Compensation Agreement) shall not accelerate, and that the unvested portions of such grants shall be forfeited, in the event Mr. Zell either (1) voluntarily chooses not to stand for re-election as a Trustee of Equity Office for any reason other than health or (2) voluntarily resigns from the Board of Trustees for any reason other than health. In addition, Mr. Zell specifically waived any right to accelerated vesting of his Share Options Grants or Restricted Shares Grants to which he may have otherwise been entitled pursuant to the Trustee Compensation Agreement if, after reaching age 62, he voluntarily retires from the Board (other than for health reasons) or voluntarily chooses not to stand for re-election to the Board (other than for health reasons).

Item 2.02. Results of Operations and Financial Condition.

     On April 27, 2005 Equity Office announced its consolidated financial results for the quarter ended March 31, 2005. A copy of Equity Office’s First Quarter Supplemental Operating and Financial Data package, which includes Equity Office’s earnings press release, is furnished as Exhibit 99.1 to this report on Form 8-K. The information contained in this report on Form 8-K, including Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity Office under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST

Date: April 27, 2005	By: /s/ Marsha C. Williams Marsha C. Williams Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

     Attached as an exhibit to this form is the document listed below:

Exhibit	Document

99.1	Equity Office First Quarter 2005 Supplemental Operating & Financial Data and Earnings Press Release dated 4/27/05

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